Exhibit (a)(12)

DWS SECURITIES TRUST

Amended and Restated Establishment and Designation of Series and
Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of DWS Securities Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective June 2, 2014, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Sections 5.10 and 5.12 of the Declaration, the Trustees, at a meeting held on July 10, 2013, authorized the following Series’ name changes:

•	The Series of Shares known as DWS Communications Fund is renamed “Deutsche Communications Fund;”

•	The Series of Shares known as DWS Enhanced Commodity Strategy Fund is renamed “Deutsche Enhanced Commodity Strategy Fund;”

•	The Series of Shares known as DWS Gold & Precious Metals Fund is renamed “Deutsche Gold & Precious Metals Fund;”

•	The Series of Shares known as DWS RREEF Global Real Estate Securities Fund is renamed “Deutsche Global Real Estate Securities Fund;”

•	The Series of Shares known as DWS RREEF Real Estate Securities Fund is renamed “Deutsche Real Estate Securities Fund;” and

•	The Series of Shares known as DWS RREEF Real Estate Securities Income Fund is renamed “Deutsche Real Estate Securities Income Fund;”

WHEREAS, pursuant to Article V, Sections 5.10 and 5.12 of the Declaration, the Trustees, at a meeting held on May 14, 2014, authorized the following Series’ name changes:

•	The Series of Shares known as DWS CROCI Sector Opportunities Fund is renamed “Deutsche CROCI Sector Opportunities Fund;”

•	The Series of Shares known as DWS Health and Wellness Fund is renamed “Deutsche Health and Wellness Fund;” and

•	The Series of Shares known as DWS Science and Technology Fund is renamed “Deutsche Science and Technology Fund;” and

WHEREAS, all Series’ name changes are to be effective at the close of business on August 11, 2014.

NOW THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective at the close of business on August 11, 2014, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.           The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

Deutsche Communications Fund                                                                 Class A
Class B
Class C
Institutional Class

Deutsche CROCI Sector Opportunities Fund                                            Class A
Class C
Class S
Institutional Class

Deutsche Enhanced Commodity Strategy Fund                                         Class A
Class B
Class C
Class S
Institutional Class

Deutsche Global Real Estate Securities Fund                                            Class A
Class C
Class S
Institutional Class

Deutsche Gold & Precious Metals Fund                                                    Class A
Class B
Class C
Class S
Institutional Class

Deutsche Health and Wellness Fund                                                           Class A

Class B
Class C
Class S
Institutional Class

Deutsche Real Estate Securities Fund                                                        Class A
Class B
Class C
Class R
Class S
Institutional Class

Deutsche Real Estate Securities Income Fund                                          Class A
Class C
Class S
Institutional Class

Deutsche Science and Technology Fund                                                     Class A
Class B
Class C
Class S
Institutional Class

2.           For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law.  The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.           The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 9th day of July 2014.

/s/John W. Ballantine	/s/Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freeman	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee
/s/Richard J. Herring	/s/William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel	/s/William N. Searcy, Jr.
Rebecca W. Rimel, Trustee	William N. Searcy, Jr., Trustee
/s/Jean Gleason Stromberg	/s/Robert H. Wadsworth
Jean Gleason Stromberg, Trustee	Robert H. Wadsworth, Trustee